                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, dated as of October 18, 2001 (as the same may be amended, supplemented or modified in accordance with the terms hereof, the "Agreement"), by and between Vertex Interactive, Inc., a New Jersey corporation (the "Company"), and Pitney Bowes Inc., a Delaware corporation (the "Purchaser")

                  WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser at the Closing (as defined below) 1000 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"), of the Company for the aggregate purchase price of $1,000,000; and

                  WHEREAS, each share of Series B Preferred is convertible (subject to adjustment) into 1,190 shares of common stock, par value $.005 per share (the "Common Stock"), of the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Agreement" has the meaning set forth in the preamble of this Agreement.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "Certificate of Designations" means the Certificate of Designations with respect to the Series B Preferred adopted by the Board of Directors and duly filed with the Secretary of State of the State of New Jersey on or before the Closing Date substantially in the form attached hereto as Exhibit A.

                  "Claims" has the meaning set forth in Section 4.5 of this Agreement.

                  "Closing" has the meaning set forth in Section 3.1 of this Agreement.

                  "Closing Date" has the meaning set forth in Section 3.1 of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" has the meaning set forth in the recitals of this Agreement.

                  "Commonly Controlled Entity" means any entity which is under common control with the Company within the meaning of Code section 414(b), (c),
(m), (o) or (t).

                  "Company" shall have the meaning set forth in the preamble of this Agreement.

                  "Company Intellectual Property" has the meaning set forth in
Section 4.17 of this Agreement.

                  "Company Plans" means each Plan that the Company maintains or to which the Company makes contributions.

                  "Company Stock Options" has the meaning set forth in Section
4.7 of this Agreement.

                  "Condition of the Company" means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                  "Condition of the Purchaser" means the assets, business, properties, operations or condition (financial or otherwise) of the Purchaser and its Subsidiaries taken as a whole.

                  "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

                  "Corporation Law" has the meaning set forth in Section 4.21 of this Agreement.

                  "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated and rulings issued thereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "GAAP" means United States generally accepted accounting principles in effect from time to time.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Indemnified Party" has the meaning set forth in Section 8.1 of this Agreement.

                  "Indemnifying Party" has the meaning set forth in Section 8.1 of this Agreement.

                  "Intellectual Property" means all Patents, Trademarks, Copyrights, technology, know-how and processes.

                  "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and HTML or other code incorporated in such sites.

                  "Knowledge" means the knowledge of the Company or its Subsidiaries after due inquiry.

                  "Liabilities" has the meaning set forth in Section 4.16 of this Agreement.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "Losses" has the meaning set forth in Section 8.1 of this Agreement.

                  "Minimum Amount" has the meaning set forth in Section 8.4(b) of this Agreement.

                  "Orders" has the meaning set forth in Section 4.2 of this Agreement.

                  "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

                  "Permits" has the meaning set forth in Section 4.6(b) of this Agreement.

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Plan" means any employee benefit plan, arrangement, policy, program, agreement or commitment (whether or not an employee plan within the meaning of Section 3(3) of ERISA), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has or in the future could have any direct or indirect, actual or contingent liability.

                  "Plus Purchase Agreement" means the Stock Purchase Agreement, dated as of August 23, 2001, by and among Vertex Interactive, Inc., Plus Integration Supply Chain Solutions B.V., Stichting WPM Plus and the Shareholders of Plus Integration Supply Chain Solutions, B.V.

                  "Purchaser" has the meaning set forth in the preamble of this Agreement.

                  "Registration Rights Agreement Amendment" means the Amendment to the Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

                  "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "SEC Reports" has the meaning set forth in Section 4.9 of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Series A Preferred" has the meaning set forth in Section 4.7(a) of this Agreement.

                  "Series B Preferred" has the meaning set forth in the recitals of this Agreement.

                  "Shares" has the meaning set forth in Section 2.2 of this Agreement.

                  "Software" means computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate or run pricing models, formulas and algorithms.

                  "Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of common stock or other capital stock, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock.

                  "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.

                  "Tax" or "Taxes" means any federal, state, local, foreign and other taxes, charges, fees, levies or other assessments, however designated, (including, without limitation, income, profits, gains, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, license, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, social security, stamp, registration, documentation and environmental taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, imposed by any federal, state, local or foreign government.

                  "Tax Returns" means all reports, estimates, information returns, statements and other documents (including any related or supporting information) filed or required to be filed with any Tax authority in connection with the determination, assessment, collection, or administration of any Taxes.

                  "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

                  "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, slogans, corporate names, domain names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

                  "Transaction Documents" means, collectively, this Agreement, the Certificate of Designations and the Registration Rights Agreement Amendment.

                                   ARTICLE II

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

                  2.1 Authorization. The Company has authorized the sale and issuance of up to 1000 shares of its Series B Preferred having rights, privileges and preferences as set forth in the Certificate of Designations.

                  2.2 Sale of Series B Preferred. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing, 1000 shares of Series B Preferred at a purchase price of $1000 per share, for the aggregate purchase price of $1,000,000 (all of the shares of Series B Preferred being purchased hereto are referred to as the "Shares").

                                  ARTICLE III

                                     CLOSING

                  3.1 Closing. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison at 10:00 a.m., local time, on the date hereof, or at such other time, place and date that the parties may agree in writing (the "Closing Date"). At the Closing, the Company will deliver to the Purchaser an executed counterpart of this Agreement together with a certificate, registered in the Purchaser's name, representing the number of Shares to be issued on the Closing Date in accordance with Section 2.2 hereof, against delivery of an executed counterpart of this Agreement, together with payment of the purchase price for the Shares by wire transfer pursuant to the Company's written instructions.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser as follows:

                  4.1 Corporate Existence and Power. The Company and each of its Subsidiaries (a) are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; (b) have all requisite power and authority to own and operate their property, to lease the property they operate as lessee and to conduct the businesses in which they are currently, or are proposed to be, engaged; (c) are duly qualified as foreign corporations, licensed and in good standing under the laws of each jurisdiction in which their ownership, lease or operation of property or the conduct of their respective businesses requires such qualification, except to the extent such failure would not reasonably be expected to have a material adverse effect on the Condition of the Company; and (d) have the corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and each of the other Transaction Documents. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that the Company or any of its Subsidiaries is required to qualify as a foreign corporation or other entity therein. Neither the Company nor any of its Subsidiaries owns or leases property or is required to file any Tax Returns in any jurisdiction other than their respective jurisdictions of incorporation and the jurisdictions referred to in clause (c) above.

                  4.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the issuance of shares of Common Stock upon conversion of the Shares) (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws of the Company; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company, excluding from the foregoing clauses (c) and (d) violations, conflicts, breaches, defaults, contraventions and creation of Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement.

                  4.3 Governmental Authorization; Third Party Consents. Except as set forth in Schedule 4.3, no approval, consent, compliance, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

                  4.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  4.5 Litigation. Except as disclosed in the SEC Reports, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries that, individually or in the aggregate, has resulted or could reasonably be expected to result in a material adverse change in the Condition of the Company. No Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

                  4.6 Compliance with Laws.

                      (a) The Company and each of its Subsidiaries is in compliance with all material Requirements of Law and all Orders issued by any court or Governmental Authority against the Company or any of its Subsidiaries, as the case may be, in all respects, except to the extent such failure to comply would not reasonably be expected to have a material adverse effect on the Condition of the Company. To the Company's Knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company or any of its Subsidiaries from, or otherwise materially adversely affect the Company or any of its Subsidiaries in, conducting its business in any jurisdiction in which it now conducts or proposes to conduct its business, except to the extent such prohibition or restriction would not reasonably be expected to have a material adverse effect on the Condition of the Company.

                      (b) The Company and each of its Subsidiaries (i) has all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company and each of its Subsidiaries; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit, except as could not reasonably be expected to have a material adverse effect on the Condition of the Company.

                  4.7 Capitalization.

                      (a) The authorized capital stock of the Company consists of (i) seventy-five (75) million shares of Common Stock and (ii) two (2) million shares of preferred stock. After giving effect to the transactions contemplated by this Agreement, (i) 35,312,147 shares of Common Stock are issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) 40,055 shares of Common Stock were held in the treasury of the Company or by the Company's Subsidiaries, (iii) 9,954,982 shares of Common Stock are reserved for issuance upon exercise of outstanding Company Stock Options, (iv) 1,356,852 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred"), of the Company are issued and outstanding, all of which were validly issued, and are fully paid, nonassessable and not subject to preemptive rights, (v) 1,356,852 shares of Common Stock are reserved for issuance upon the conversion of the Series A Preferred, (vi) 1,000 shares of Series B Preferred are issued and outstanding, all of which were validly issued, and are fully paid, nonassessable and not subject to preemptive rights, (vii) 1,190,000 shares of Common Stock are reserved for issuance upon the conversion of the

Shares and (viii) $5,500,000 of Convertible Notes Payable, which automatically convert into 3,860,864 shares of Common Stock on the day shareholder approval is obtained for the issuance of the shares to Midmark Capital. Except as set forth above, as of the Closing Date, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except for agreements or arrangements in connection with options to purchase an aggregate of 9,954,982 shares of Common Stock (the "Company Stock Options"), there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound obligating the Company to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible into capital stock or other equity interests in, the Company. The Shares, when issued and sold to the Purchaser after payment therefor, and the shares of Common Stock when issued upon conversion of the Series B Preferred, will be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens. All of the issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

                      (b) Schedule 4.7(b) sets forth, as of the Closing Date, a true and complete list of (x) each of the Subsidiaries of the Company, (y) the aggregate number of authorized shares of capital stock of such Subsidiary and
(z) the stockholders of such Subsidiary and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder. The Company owns all of the issued and outstanding capital stock of the Subsidiaries of the Company, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. Except as set forth on Schedule 4.7(b), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Company's Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest. Except as set forth on Schedule 4.7(b), neither the Company nor any of its Subsidiaries owns any interest, or has a right to acquire any interest, in any Person that is not a Subsidiary.

                      (c) The Shares to be purchased by the Purchaser hereunder represent, in the aggregate, on the Closing Date, 2.3% of the outstanding shares of Common Stock on a fully diluted basis assuming the grant of all options that may be granted under the Company Stock Options and the exercise thereof and the conversion, exercise or exchange of any outstanding securities into shares of Common Stock, including, without limitation, all of the Shares.

                  4.8 No Default or Breach; Contractual Obligations. Except as set forth on Schedule 4.8, the Company has not received notice of a default and is not in default under, or with respect to, any Contractual Obligation nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. All Contractual Obligations of the Company are valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and are subsisting, in full force and effect and binding upon the Company and the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in violation of or in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

                  4.9 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 1, 1998 (the "SEC Reports"). The SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed, (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those SEC Reports, in the light of the circumstances under which they were made, not misleading.

                      (b) Each of the consolidated balance sheets included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Company as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Subsidiaries of the Company for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission) consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

                      (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries of the Company as of June 30, 2001, including the related notes, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations that, individually or in the aggregate, could not reasonably be expected to result in a material adverse change in the Condition of the Company.

                  4.10 Taxes. To the best Knowledge of the Company (a) the Company has paid or reserved for all Taxes shown on its Tax Returns that have come due and are required to be paid by it on and through the date hereof, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with GAAP and which are shown on the financial statements of the Company; (b) except for certain state or foreign filings which have not been timely filed but for which there will be no material impact, either individually or in the aggregate, on the Condition of the Company, the Company has timely filed or caused to be filed all Tax Returns that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects; (c) with respect to all Tax Returns of the Company, (i) there is no unassessed Tax deficiency proposed or threatened against the Company that is material in amount and has not been reserved for and (ii) no audit or other administrative or judicial proceeding is in progress with respect to any Tax Returns, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; and (d) there are no Liens for Taxes on the assets of the Company. For federal income tax purposes, the Company is an association taxable as a corporation. The Company is not a "collapsible corporation" within the meaning of Section 341(b) of the Code.

                  4.11 No Material Adverse Change; Ordinary Course of Business. Except as publicly disclosed prior to the date hereof, since June 30, 2001, (a) there has not been any material adverse change, nor any event or development which could reasonably be expected to result in a material adverse change on the Condition of the Company, (b) the Company has not participated in any transaction material to the Condition of the Company or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company, (c) the Company has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (d) the Company has not created or assumed any Lien on a material asset of the Company, (e) the Company has not entered into any Contractual Obligation, other than in the ordinary course of business and (f) there has not occurred a material change in the Company's accounting principles or practice except as required by reason of a change in GAAP.

                  4.12 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Shares. No registration of the Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Shares or any other securities of the Company so as to require the registration of the Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Shares or other securities are so registered.

                  4.13 Labor Relations. (a) The Company is not engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company, and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company; (c) the Company is not a party to any collective bargaining agreement or contract; (d) there is no union representation question existing with respect to the employees of the Company; and (e) no union organizing activities are taking place. To the Knowledge of the Company, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company. The Company has not discussed or taken any steps to terminate the employment of any officer, key employee or group of key employees. To the knowledge of the Company, each of the Company's officers and key employees spends all, or substantially all, of his business time on the Company's business. None of the Company's employees is resident in the United States in violation of any Requirement of Law.

                  4.14 Employee Benefit Plans. Except as would not have a material adverse effect on the Company, each Company Plan (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. Except as would not have a material adverse effect on the Company, all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Plan. Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Company Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

                  4.15 Title to Assets. The Company owns and has good, valid, and marketable title to all of its properties and assets used in its business and reflected as owned in the SEC Reports or in any financial statements or schedules included or incorporated by reference therein or so described in any Schedule hereto, in each case free and clear of all Liens.

                  4.16 Liabilities. The Company does not have any direct or indirect obligation or liability ("Liabilities") other than (a) Liabilities fully and adequately reflected or reserved against on any financial statements or schedules included or incorporated by reference into the SEC Reports and (b) Liabilities incurred since June 30, 2001 in the ordinary course of business. The Company has no Knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company except in the ordinary course of business.

                  4.17 Intellectual Property.

                      (a) (i) The Company and each Subsidiary of the Company is the owner of all, or has the license or right to use, sell and license all of, the material Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Company Intellectual Property") that are necessary for its business as presently conducted or contemplated in its business plan, free and clear of all Liens.

                          (ii) None of the Company Intellectual Property is
subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

                          (iii) The Company and each Subsidiary of the Company
have substantially performed all obligations imposed upon it under all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or any of its Subsidiaries is either a licensor, licensee or distributor, and is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder except as could not be expected to have a material adverse effect on the Condition of the Company. All of the material Intellectual Property licenses are valid, enforceable and in full force and effect in all material respects, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                          (iv) None of the Intellectual Property currently sold
or licensed by the Company or any of its Subsidiaries to any Person or used by or licensed to the Company by any Person infringes upon or otherwise violates in any material respect any Intellectual Property rights of others.

                          (v) No litigation is pending and no Claim has been
made against the Company or any of its Subsidiaries or, to the Knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any of its Subsidiaries.

                      (b) To the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

                  4.18 Insurance. The Company maintains insurance policies covering all risks associated with the Company's business that are customarily insured against in the Company's industry in such amounts as are customary in such industry. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

                  4.19 Environmental Matters. The Company is in compliance with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company pursuant to Environmental Laws; and, to the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws.

                  4.20 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

                  4.21 New Jersey Business Combination. The Board of Directors has taken all necessary actions to exempt (i) the transactions contemplated by this Agreement and (ii) any future "business combination" (as such term is defined in Section 14A:10A-3 of the New Jersey Business Corporation Act (the "Corporation Law")) between the Purchaser and/or any of its "affiliates" (as such term is defined in Section 14A:10A-3 of the Corporation Law) and the Company from the New Jersey Shareholders Protection Act (Sections 14A:10A-1 to 14A:10A-9 of the Corporation Law). Other than the New Jersey Shareholders Protection Act, no other state takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement or any future "business combination" (as such term is defined in Section 14A:10A-3 of the Corporation Law) between the Purchaser and/or any of its "affiliates" (as such term is defined in Section 14A:10A-3 of the Corporation Law) and the Company.

                  4.22 Plus Purchase Agreement. Exhibit C hereto contains a true, complete and correct copy of the Plus Purchase Agreement, which has not been amended or modified in any way and is in full force and effect.

                  4.23 Plus Representations and Warranties. Each of the representations and warranties contained in the Plus Purchase Agreement made by the Company is true and correct. To the Knowledge of the Company, each of the representations and warranties contained in the Plus Purchase Agreement made by the other parties thereto is true and correct.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Company as follows:

                  5.1 Existence and Power. The Purchaser (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

                  5.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate action, (b) do not contravene the terms of the Purchaser's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirement of Law applicable to the Purchaser and (d) do not violate any Orders of any Governmental Authority against, or binding upon, the Purchaser, excluding from the foregoing clauses
(c) and (d) violations, conflicts, breaches, defaults, contraventions and creation of Liens that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Purchaser or on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

                  5.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Shares) by, or enforcement against, the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

                  5.4 Binding Effect. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  5.5 Purchase for Own Account. The Shares to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of such Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of such Shares, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Shares to the following effect:

                  THE SECURITIES REPRESENTED BY THIS
                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED
                  (THE "ACT"), OR THE SECURITIES LAWS OF ANY
                  STATE. THE SECURITIES MAY NOT BE
                  TRANSFERRED EXCEPT PURSUANT TO AN
                  EFFECTIVE REGISTRATION STATEMENT UNDER
                  SUCH ACT AND APPLICABLE STATE SECURITIES
                  LAWS OR PURSUANT TO AN APPLICABLE
                  EXEMPTION FROM THE REGISTRATION
                  REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                  5.6 Restricted Securities. The Purchaser understands that the Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Purchaser's representations set forth herein. In the event that the Purchaser desires to transfer the Shares to a third party at any time that the foregoing legend is required, the Purchaser shall provide the Company, prior to such transfer, with reasonable assurances that such transfer can be made in a manner that would not violate the Securities Act.

                  5.7 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

                  The obligation of the Purchaser to purchase the Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction or waiver by the Purchaser of the following conditions on or before the Closing Date.

                  6.1 Representations and Warranties. The representations and warranties of the Company contained in Article IV hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

                  6.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Closing Date.

                  6.3 Officer's Certificate. The Purchaser shall have received a certificate from the Company, in form and substance reasonably satisfactory to the Purchaser, dated the Closing Date, and signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying as to the matters set forth in Sections 6.1 and 6.2.

                  6.4 Secretary's Certificate. The Purchaser shall have received a certificate from Company, in form and substance reasonably satisfactory to the Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company certifying (a) that the Company is in good standing with the Secretary of State of the State of New Jersey, (b) that the attached copies of the Certificate of Incorporation, the By-laws, and resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

                  6.5 Filing of Certificate of Designations. The Certificate of Designations shall have been duly filed by the Company with the Secretary of State of the State of New Jersey in accordance with the General Corporation Law of the State of New Jersey, and the Company shall have received evidence of such filing in form and substance reasonably satisfactory to the Purchaser.

                  6.6 Delivery of Shares. The Company shall have delivered to the Purchaser certificates in definitive form representing the Shares.

                  6.7 Transaction Documents. The Company shall have duly executed and delivered the other Transaction Documents to which it is a party.

                  6.8 Opinion of Counsel. The Purchaser shall have received an opinion of Jeffrey D. Marks, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit D.

                  6.9 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company that are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

                  6.10 Board Representation. Simultaneous with the Closing hereunder, Michael Monahan shall have been elected to the Board of Directors to serve until the next succeeding annual meeting of stockholders of the Company after the date hereof.

                                  ARTICLE VII

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

                  The obligation of the Company to issue and sell the Shares and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction or waiver by the Company of the following conditions on or before the Closing Date:

                  7.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article V hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

                  7.2 Compliance with this Agreement. The Purchaser shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Purchaser on or before the Closing Date.

                  7.3 Payment of Purchase Price. The Purchaser shall be prepared to pay the aggregate purchase price for the Shares set forth in Section 2.2 hereof.

                  7.4 Transaction Documents. The Purchaser shall have duly executed and delivered the other Transaction Documents to which it is a party.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  8.1 Indemnification. Except as otherwise provided in this
Article VIII, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Shares. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article VIII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

                  8.2 Notification. Each Indemnified Party under this Article VIII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VIII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VIII or (b) under this Article VIII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense by so notifying the Indemnified Party within twenty (20) Business Days of receipt of the notice of the commencement of any Claim, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. If the Indemnifying Party does not provide notice to the Indemnified Party of its assumption of the defense of a Claim within twenty (20) Business Days of notice of the commencement of a Claim, the Indemnified Party shall have the right to employ counsel in connection with the defense of such Claim; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties; provided, further, that in the event the Indemnified Party has hired counsel in connection with the defense of a Claim after the Indemnifying Party has failed to deliver notice in the manner described above, the Indemnifying Party may, at any time thereafter, assume the defense of a Claim (and terminate any liability for the Indemnified Party's counsel, except for the payment of such counsel's fees and expenses incurred prior to such assumption) by providing notice to the Indemnified Party. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim and (ii) does not require any action other than the payment of money. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VIII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

                  8.3 Contribution. If the indemnification provided for in this
Article VIII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1 and 8.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                                   ARTICLE IX

                            COVENANTS OF THE PARTIES

                  9.1 Preservation of Existence. The Company shall:

                      (a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

                      (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

                      (c) use its reasonable best efforts to preserve its business organization;

                      (d) conduct its business in the ordinary course in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties so that the efficiency of its business operation shall be reasonably maintained and preserved;

                      (e) comply with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or its business or property; and

                      (f) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

                  9.2 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Shares, as provided in the Certificate of Designations, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Designations, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock, in accordance with the terms of the Certificate of Designations, and otherwise comply with the terms hereof and thereof.

                  9.3 Publicity. Except as may be required by any applicable law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld). If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  9.4 Shelf Registration. On or before December 31, 2001, the Company shall (i) comply with Section 1.(a) of the Registration Rights Agreement, dated as of February 7, 2001, as amended on the Closing Date, between the Company and the Purchaser and (ii) provide evidence reasonably satisfactory to the Purchaser of such compliance.

                  9.5 Issuance of Series B Preferred. The Company shall not issue any shares of Series B Preferred except as provided in this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement (i) until the third anniversary of the Closing Date, with respect to Section 4.14, and (ii) until the second anniversary of the Closing Date in the case of all other representations and warranties.

                  10.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by telecopier, courier service or personal delivery:

                              (i)  if to the Company:

                                   Vertex Interactive, Inc.
                                   22 Audrey Place
                                   Fairfield, New Jersey 07004
                                   Telecopy: 973-472-0814
                                   Attention: Chief Financial Officer

                                   with a copy to:

                                   Law Offices of Jeffrey D. Marks PC
                                   415 Clifton Avenue
                                   Clifton, New Jersey 07012
                                   Attention: Jeffrey D. Marks

                              (ii) if to the Purchaser:

                                   Pitney Bowes Inc.
                                   1 Elmcroft Road
                                   Stamford, CT 06926-0700
                                   Telecopy:   203-351-6648
                                   Attention:  Bruce Nolop, Vice President and
                                               Chief Financial Officer

                                   with a copy to:

                                   Pitney Bowes Inc.
                                   1 Elmcroft Road
                                   Stamford, CT 06926-0700
                                   Telecopy:   (203) 351-7984
                                   Attention:  Vice President and General
                                               Counsel

                                   and

                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, NY 10019-6064
                                   Telecopy:   (212) 757-3990
                                   Attention:  Douglas A. Cifu, Esq.

                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.

                  10.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Purchaser may not assign any of its rights or obligations under this Agreement or the other Transaction Documents without the written consent of the Company except that the Purchaser may by notice to the Company assign such rights to any of its Affiliates, provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions thereof. The Company may not assign any of its rights under this Agreement without the written consent of the Purchaser. Except as provided in
Article VIII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  10.4 Amendment and Waiver.

                       (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                       (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  10.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  10.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  10.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  10.11 Expenses. Except as otherwise provided in this Agreement, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

                  10.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                              PITNEY BOWES INC.



                              By:          /s/ Bruce Nolop
                                 ----------------------------------------
                                  Name:    Bruce Nolop
                                  Title:   Executive Vice President &
                                           Chief Financial Officer



                              VERTEX INTERACTIVE, INC.



                              By:          /s/ Nicholas R. Toms
                                 ----------------------------------------
                                  Name:    Nicholas R. Toms
                                  Title:   Chief Executive Officer

                                PB schedule 4.3


                                  Schedule 4.3


None.

                                  Section 4.7b
                                  Subsidiaries

                                                                                   Issued
                                                                 Authorized         and
                                              Jurisdiction        Capital        Outstanding         Shares
            Name of Subsidiary              Of Incorporation       Stock            Shares            Owned        Ownership %
                                            ----------------
Vertex Interactive, Inc.
Data Control Systems, Inc. (DCS)            New York, USA                                                             100%

Communication Services International
(Division as of 6/1/01)(CSI)                Nevada, USA                                                               100%

Positive Developments, Inc. (PDI)           California, USA                                                           100%

Renaissance Software, Inc.(RSI)             Delaware, USA                                                             100%

Applied Tactical Systems
(Division as of 12/29/00) (ATS)             New Jersey,                                                               100%
                                            USA

Auto ID Systems (Division as of 6/1/01)     Florida, USA                                                              100%

Vertex Interactive (UK) Ltd.                United Kingdom        300,000            200                              100%
            Vertex Interactive Ireland Ltd  Ireland              5,000,000            2                               100%
              Vertex Interactive (Mfg) Ltd  Ireland              5,000,000          5,200                             100%
Vertex Support and Maintenance
France (VSM France)                         France                                                                    100%
Vertex Support & Maintenance (UK) Ltd.
(VSM - UK)                                  United Kingdom        100,000                                             100%
Trend Investments Ltd                       Ireland               500,000                                             100%
VTX GmbH                                    Germany                                                                   100%
   ICS International AG Identicode-Systems                                                                            100%
                             (ICS-Germany)  Germany
              ICS France Identcode-Systems                                                                            100%
                           SA (ICS-France)  France               500,000 FF
 Identicode Systems Italia SRL (ICS-Italy)  Italy               100,000,000                                           51%
                                                                    LIT
      Identicode Systems Nederland BV (ICS  Netherlands           400,000                                             100%
                   Netherlands or Benelux)                          HFL
            ICS Identifikacni systemy a.s.  Czech Republic       1,000,000                                            43%
                                                                    KCS
Vertex Interactive Italia SRL               Italy                                                                     100%
Vertex Support and Maintenance              Italy                                                                     100%
Italia (VSM Italia)
Binas Beheer BV                             Netherlands                                                               100%
Euronet Consulting Srl                      Italy                                                                     100%
Dynasys SA                                  France                                                                    100%
      Adapta Solutions Inc                  New York, USA                                                             100%


                                PB Schedule 4.8


Schedule 4.8


Contracts for which the Company is currently not in compliance or in default:

     1) Renaissance Promissory Note Holders--In connection with the purchase of Renaissance Software Inc. the Company assumed approximately $1.5 million in promissory notes payable, which were originally due on June 30, 2001. The due date for approximately $1.25 million of the balance was extended to September 30, 2001. The Company has verbally agreed with the note holders to accept stock in lieu of cash.

     2) Genicom acquisition--In connection with the purchase of several divisions of Genicom International in October 2000, the Company agreed to pay the shareholders of Genicom a deferred payment of $500,000 in September 2001. Such payment was secured by shares in the Company, which are being held in escrow. This cash payment has not been made and the Company has verbally agreed with the shareholders to accept the escrowed stock in lieu of cash.

     3) ICS acquisition--The Company has a note payable, with a remaining balance of approximately $500,000 plus interest, to the former owner of ICS. This note is currently due and payable and the Company is currently negotiating for the note holder to accept stock in lieu of cash.

     4) Registration Rights--As a result of the Company's inability to use Form S-3 to register shares, there are a number of shareholders that have shareholder registration rights, under private placement transactions and merger and acquisition transaction, that are currently past due. The Company has begun the process of filing a Form S-1 to register all such shares.

                 AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

                  AMENDMENT, dated as of October 18, 2001 (the "Amendment"), to the Registration Rights Agreement (the "Agreement"), dated as of February 7, 2001, by and between Vertex Interactive, Inc., a New Jersey corporation (the "Company"), and Pitney Bowes Inc., a Delaware corporation ("PB")

                  WHEREAS, this Amendment is made in connection with the Stock Purchase Agreement, dated as of October 18, 2001 (the "Stock Purchase Agreement"), between the Company and PB, pursuant to which the Company has agreed to issue and sell to PB shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"), of the Company;

                  WHEREAS, on or prior to the date hereof, the Company shall have filed a Certificate of Designations with respect to the Series B Preferred fixing the terms of the Series B Preferred and the number of shares constituting such series;

                  WHEREAS, in order to induce PB to purchase shares of Series B Preferred pursuant to the Stock Purchase Agreement, the parties hereto wish to amend the Agreement to provide for the grant of registration rights with respect to the Series B Preferred; and

                  WHEREAS, all terms used and not defined herein shall have the meaning ascribed to such terms in the Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Agreement, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1. Amendment to Section 1.(a).

      (a) In the first sentence in Section 1.(a) of the Agreement (Filing of Registration Statement) the phrase "within 180 days after the date hereof" shall be deleted, and the phrase "prior to December 31, 2001" shall be inserted in replacement thereof.

      (b) The second sentence in Section 1.(a) of the Agreement (Filing of Registration Statement) shall now provide as follows:

      "For purposes of this Agreement, "Registrable Stock" means each of the following: (a) any and all shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock and shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company and (b) any shares of Common Stock issued or issuable to a Designated Holder with respect to the Registrable Stock by way of stock dividend or stock split or in connection with the combination of shares, recapitalization, merger, consolidation or other reorganization."

    2. Ratification of the Agreement.

       Except as otherwise expressly provided herein, all of the terms and conditions of the Agreement are hereby ratified and shall remain unchanged and the Agreement shall continue in full force and effect in accordance with its terms.

                  IN WITNESS WHEREOF, this amendment to the Agreement has been executed and delivered as of the date first above written.


                              VERTEX INTERACTIVE, INC.


                              By:        /s/ Nicholas Toms
                                 ---------------------------------------
                                 Name:  Nicholas Toms
                                 Title: Chief Executive Officer


                              PITNEY BOWES INC.


                              By:        /s/ Bruce Nolop
                                 ----------------------------------------------
                                 Name:  Bruce Nolop
                                 Title: Executive Vice President and Chief
                                        Financial Officer